Exhibit 99.16
                             Selected Information
                      Ford Credit Auto Owner Trust 2000-D
                           through December 31, 2000
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

           Class A-1        Class A-2        Class A-3        Class A-4        Class A-5        Class B
           7.008%           7.06%            7.15%            7.13%            7.15%            7.40%
           Asset            Asset            Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     -------------




Principal
Paid       $          0.00  $          0.00  $          0.00  $          0.00  $          0.00  $          0.00

Interest
Paid       $ 11,878,754.67  $  9,813,400.00  $  8,116,441.67  $  6,249,246.93  $  4,223,862.50  $  2,077,886.30

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Total Servicing Fees Paid:  $  8,618,179.26



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